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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of PDS Financial Corporation on Form S-8 (File No. 33-85966) of our report dated March 20, 1998, on our audits of the consolidated financial statements of PDS Financial Corporation as of and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-KSB.


                                       /s/  Coopers & Lybrand L.L.P.



Minneapolis, Minnesota
March 27, 1998